EXHIBIT 7.1

                             JOINT FILING AGREEMENT

The undersigned agree as follows:

(i) The undersigned are individually eligible to use the Schedule 13D to which this Exhibit is attached and such Schedule 13D is filed on behalf of the undersigned; and

(ii) The undersigned are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but neither of the undersigned is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  August 14, 2001.

                                        /s/ Carl A. Pick
                                        -------------------------
                                        Carl A. Pick

                                        /s/ Barbara Pick
                                        -------------------------
                                        Barbara Pick

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